Exhibit 10.36

TRADEMARK ASSIGNMENT AGREEMENT
THIS ASSIGNMENT AGREEMENT is made between Nova Furniture Limited a company incorporated in British Virgin Islands, (the “Assignor”) and Kuka Design Limited, a company incorporated in British Virgin Islands and having is principal office at Room 901, 9/F, Easey Commercial Bldg., 253-261 Hennessy Road, Wanchai, Hong Kong, (the “Assignee”).
WHEREAS, the Assignor is the owner of the Chinese trademark registration(s) and /or application(s) listed on Schedule A hereto, (the “Trademark(s)”).
WHEREAS, the Assignor has agreed to assign the Trademark(s) to the Assignee, and the Assignee has agreed to accept said assignment.
NOW THEREFORE, for good and valuable consideration in the sum of $6,000,000 USD, the sufficiency of which is hereby acknowledged, the Assignor hereby assigns to the Assignee, its successors and assigns, all its full right to and title in the Trademark(s), together with the goodwill of the business in the goods to which the Trademark(s) pertain. Assignee shall pay the agreed upon consideration in two installments as follows: $1,000,000 USD on or before November 30, 2016, and $5,000,000 USD on or before December 31, 2016.
IN WITNESS WHEREOF, the Assignor and Assignee have caused this Agreement to be executed by their duly authorized officers.

    ASSIGNOR,

Dated this 10th date of November 2016                                                   By:  /s/ Thanh H. Lam
      Thanh H. Lam
      Director
      Nova Furniture Limited

      ASSIGNEE,

Dated this 10th date of November 2016                                                    By:  s/ Gu Jiangsheng
       Gu Jiangsheng
       Director
       Kuka Design Limited

Schedule A
Assigned Mark(s)

Mark	Registration No.	Registration Date	Country
NOVA	441900400004342	24 March 2011	China